Exhibit 99.1

Investor Presentation October 2009

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise. 2 Forward-Looking Information

3 Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense production focus: Improve reliability and efficiency Increase productivity and lower per ton cost Innovate production methods Our production focus combined with potash fundamentals delivers long-term margin opportunity Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine North Mine Developmental Asset

4 Company Overview The largest U.S. producer of potassium fertilizer – Only Western world producer created and dedicated solely to potash-related products – Supplies ~1.6% of Global demand and ~9.2% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio™ 5 active production facilities – Effective capacity of 1.0 Million tons of potash and 0.2 Million tons of Trio™ – Additional debottlenecking and brownfield capacity of approximately 0.2 Million tons of potash and 0.2 Million tons of Trio™ currently under development Development projects lower per-ton-cost structure Balance sheet and cash from operations provide flexibility

5 Cash Position, Zero Debt, and Cash Flows Creates Flexibility $36.2 $55.1 $83.7 $41.4 $43.6 $31.5 Q108 Q208 Q308 Q408 Q109 Q209 Pro Forma EBITDA(1) (In millions) Balance Sheet as of June 30, 2009 (1) Non-GAAP reconciliation available in the appendix to this presentation Cash and Cash Equivalents $ 119 million Debt Outstanding $ - Availability under the Credit Line $ 125 million

6 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2002 2004 2006 2008 Supply and Demand Conditions Lead to the Current Pricing Environment Granular MOP Midwest Pricing Midwest Granular MOP ($/ton) Source: Green Markets, Fertecon, IPNI Example Prices ($ / ton) U.S. Midwest (fob warehouse) $483 spot Saskatchewan (fob mine) $476 spot Brazil (cfr Brazilian port) $525-540 spot China (cfr Chinese port) $590 contract as of April 2008 Japan (cfr Japanese port) $816 contract as of November 2008 India (cfr Indian port) $417 contract as of July 2009 Dec. 2006: Russian mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Acquisition of Moab 2004: Acquisition of Carlsbad and Wendover Nov. 2008: Global buyer stand-off and significant reported production curtailments Aug. 2008: Record low potash inventories Mar. 2009: BPC announces $681 - $694 per ton to Brazil July 2009: Silvinit announces $417 per ton to India

40 60 80 100 120 140 160 180 200 220 240 Jan-08 Mar-08 May-08 Jul-08 Sep-08 Nov-08 Jan-09 Mar-09 May-09 Jul-09 Sep-09 7 Potash Has Performed Better Than Other Nutrients Source: Green Markets Notes: (1) Price for Granular MOP Midwest Since January 2008 Indexed Historical Granular MOP Midwest Prices Compared to Other Fertilizers Prices Urea (U.S. Gulf Prill Import) DAP (New Orleans Barge) Potash (1)

- 50,000 100,000 150,000 200,000 250,000 - 2,000 4,000 6,000 8,000 10,000 12,000 Corn Acres Planted ('000) & Ending Stocks ('000 MT) KCL Tons ('000) FERTECON U.S. Potash Consumption, Corn Acres Planted and Ending Grain Stocks KCL Tons Corn Acres Ending Grain Stocks 8 North American Potash Consumption Source : FERTECON, USDA. Potash consumption is shown in fertilizer years (Jul y – June). – Potash fertilizer consumption has remained relatively constant over the past 27 years, with an annual volatility of approximately nine percent – Corn acres planted in the U.S. were 93.5MM acres in 2007, 86MM acres in 2008 and are estimated to be 87MM acres in 2009 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations)

Strong Crop Yields Result in Removal of Nutrients from the Soil Potash application rates were down in 2008 and 2009 2009 has presented good growing conditions for farmers USDA estimates strong corn crop in the United States this year 9 A Robust Crop = Soils Being Depleted of Nutrients Although corn price is lower than a year ago, yields are up and cash generation to the farmer is expected to remain healthy Farmers have begun soil testing as they suspect that they have depleted their soil Longer-term view of nutrient use and replenishment remains positive USDA Projection for 2009/10 Corn Yield 161.9 bu/ac

Intrepid Conducted a Survey of Farmers in the United States(1) Based on survey responses from farmers, usage in the 2010 fertilizer year is expected to increase over the 2009 fertilizer year Over 70% of respondents had tested their soils in the last two years Over 80% of respondents said that potassium was either important or critical to their yield potential Strong indication that potash application rates need to at least match replacement rates Based on responses, a majority of farmers are expected to apply 90% to greater than recommended rates if their soils test low this year Fertilizer costs were not a top factor in crop selection The top factor in a farmer’s potash application rate is normally based on the recommended rate from soil testing Potash prices are important to a farmers buying decision 10 (1) 39,399 emails delivered, 4,049 opened, 649 responses, 1.6% response rate; Survey conducted August 24, 2009 through September 4, 2009

0 20 40 60 80 100 120 140 160 180 0% 5% 10% 15% 20% 25% 30% 35% 40% Very High High Medium Very Low/Low Soil Test Level Corn/Soybeans Alfalfa Corn Yield (Bu/Acre) 11 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization - No data for medium alfalfa yields . Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years. Assumes 161.9 bu/acre yield for corn Source: IPNI Average Yield Response to Potash Yield (Bu/Acre) – Yields degrade at lower soil test levels – High 2009 yields will remove nutrients from the soil

- 500 1,000 1,500 2,000 2,500 3,000 12 North American Production Curtailed to Match Demand 000s Tons in KCL Equivalent (1) Sales include both domes tic and export sales (2) August – September 2008 North American production negatively impacted by strike at Potash Corp. facilities Source: IPNI 2009 North American Production Curtailment Announcements – Potash Corp: 2MM tonnes as of January, additional 1.5MM tonne curtailment in March and additional 400K tonne curtailment in May – Mosaic: 2MM tonnes in fiscal year 2009 (June 2008 – May 2009) – Agrium: Continuing to operate below full production rates – Intrepid: Temporary two-week shutdowns at Carlsbad facilities in February and March, followed by elective reduction in production rates through shift schedule changes Sales (1) Production (2)

13 Potash Market Trends Worldwide recession Global buyer hesitation Producer inventories building Elective production curtailments / mine shutdowns Relatively full supply chain at the dealer and retail level Dealers unwilling to take price risk Slower sales into agricultural & industrial markets Corn prices under pressure due to high yields from good weather Severe drought in Texas reducing demand Past Year Current Market Indications that the potash market is in bottoming process Global buyer hesitation has begun to moderate Producer inventories are decreasing Elective production curtailments / mine shutdowns continue Supply chain has “turned over” higher priced inventory Variety of producer risk management programs in place Expected high yield 2009 corn crop muted by rising demand Recent precipitation in Texas

Near Term Actions for the Long Term Plan to moderate capital investment by $15 - $20 million in 2009 to $105 - $115 million – Achieved through the slowing of certain maintenance and discretionary projects – Our deferral of projects is measured in months Maintain healthy balance sheet to be well positioned for the next up cycle Move product further forward into the market through our forward warehousing program Prepare for the spring planting season and continue to plan for the long-term Remain confident in long-term demand profile 14 Intrepid is Navigating the Current Market

15 In spite of financial crisis, population growth continues Assuming a 1.17% growth rate in world population: – Each year – 80 million more people or approximately ten more New York Cities – This would require an additional 43 million acres of arable land (1.3x the farmland in Iowa)(1) – A world yield increase of 1.17% per year, to maintain current rates of arable land 0 10 20 30 40 50 60 70 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008E 2011E (000s Tons of Delivery in KCL Equivalent) 0 1 2 3 4 5 6 7 8 Global Mid year Population ( in billions) World World ex. FSU Potash Deliveries Track Population Growth Source: FERTECON, US Census Bureau (1) State Data Center of Iowa; 2006 estimate Collapse of Soviet Union Potash Deliveries 5-Year Forward CAGRS (2008 – 2012) 4.0% 4.6% China India 2.0% Brazil Historical Global Population or

10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1984 1988 1992 1996 2000 2004 2008E Stocks to Use Ratio Grain Production (Millions of Tons) $0 $2 $4 $6 $8 $10 $12 1980 1986 1992 1998 2004 2010E $/bushel Wheat All Corn Soybeans 16 Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly Source: United Nations Food and Agriculture Organization (FAO), U.S. Department of Agriculture (USDA), PPI, IFA, Fertecon (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 10/6/2009; futures prices for December delivery in forecast years Hectares of Arable Land per Person 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E Hectares per person Crop Prices Over Time(1) 5 Year Average Fall 2009 Futures Fall Soybeans: $7.45 $9.10 Wheat: $4.74  $4.60 Corn: $3.03 $3.58 World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio

17 Why Consider an Investment in Intrepid Potash Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton-Costs

18 13% 2% 19% 16% 50% Potash Salt COMPO Fertiva Complementar y Business Agrium 24% 22% 54% Potash Phosphates Other 100 % The Only Western World Potash Pure-Play K+S Potash 31% 26% 43% Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali 100% Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL 17% 52% 31% Potash Fertilizer & Phosphates Chemicals & Others 4% 8% 18% 8% 55% 7% Advanced Technologies Nitrogen Phosphates Retail Potash Source: Intrepid Potash, company websites and 2008 company financials

19 Why Potash Only? Market Structure for Key Fertilizer Nutrients Potash Nitrogen Phosphate (4) Producing Countries 12 ~60 ~44 Key Inputs Potash ore Natural gas Phosphate rock Sulfuric acid Ammonia % of Overall Fertilizer Market 17% 59% 24% Market Share of Top 5 Producers(1) 64% 13% Ammonia 39% Urea 41% Phosphoric Acid 49% Phosphate Rock % of Production Government Controlled 19% 57% 47% Industry Nameplate Operating Rate (1) 85% Potash (93% Effective Capacity) (2) 86% Ammonia 89% Urea 81% Phosphoric Acid 82% Phosphate Rock Time for Greenfield Minimum 7 years 3 years 3 – 4 years Logistics for Greenfield Most Difficult Least Difficult More Difficult Estimated Cost for Greenfield (3) $2.6Bn for 2.0MM Tons $1.4Bn for 1.0MM Tons $1.5Bn for 1.0MM Tons (1) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer. (2) Estimated by Intrepid Potash from historic production. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Effective capacity for potash estimated based on historic production. (3) Does not include infrastructure outside the plant gates (e.g. rail, road networks, utility systems). (4) Includes all types of phosphate fertilizer production.

20 Average Potash Consumption Approximately 5x Greater than Our Average Production in Our Markets Intrepid Mine Location Low High Source: Association of American Plant Food Control Officials (AAPFCO), TFI; Intrepid Potash New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Strategically Located Assets

21 Sales of Potash & Trio™ in the United States Potash & Trio™ Potash Trio® (Represents sales of at least 500 short tons in 2008) Intrepid Sells Potash & Trio™ into Multiple Markets & Multiple End Users Intrepid Mine Location

22 486 398 (181) (174) 0 100 200 300 400 500 600 Realized Price Adjusted COGS Intrepid N. American Competitors 88 (7) 81 -30 0 30 60 90 120 Realized Price Adjusted COGS Gross Margin Advantage (2) (2) Source: Green Markets and Fertecon Notes: (1) Based on Full Year 2008 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Adjusted COGS include: Cash operating costs including all royalty, profit and capital taxes; Royalties of $16 per ton for Intrepid; Royalty, profit and capital taxes of $71 per ton for N. American Competitors (3) Q1 and Q2 2009 represent a gross margin advantage of $203 and $122 per ton over our North American competitors Intrepid vs. North American Competitors Most Recently Reported Year ($ per ton) Intrepid’s Advantage Most Recently Reported Year ($ per ton) (1) Our 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of our principal competitors 88 7 + = Strategically Located: Location, Tax Advantage, and Leverage to Potash Price

Diversified Markets and Customer Base

Intrepid Potash Sales


Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat
Industrial
Feed

	FY 2008	YTD 2009
Agricultural	62%	62%
Industrial	30%	21%
Feed	8%	17%

- We sell potash into three different markets: Agricultural, Industrial and Feed
  - Agricultural represents ~60% of Intrepid sales compared to an industry average of 92%(1)
- Agricultural primarily consumes granular potash and Trio™, industrial primarily consumes standard potash
  - Standard potash costs less to produce
  - Pricing similar across segments
- Industrial primarily consists of deliveries of standard potash to oil and gas drillers
  - From August 14th, 2009 to October 2nd, 2009 the Baker Hughes United States Rotary Rig Count has increased from 966 to 1,024
  - Industrial customers rely on spot market sales and just-in-time delivery

(1) Source: Fertecon

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INTREPID POTASH

24 Capital Estimates ($MM) Facility Estimated Estimate on Capital ($000s) Estimated Additional Product Tons (000s Tons) $ Capital/ Ton of Capacity ($/Ton) Estimated in service date Potash Debottlenecking and Expansion Projects at Existing Facilities Storage and Hoisting Capacity Upgrade West H2 2009 52 H2 2009 Coarse Tails Potash Recovery West H2 2009 9 H2 2009 Thickener Upgrade East H2 2009 15 H2 2009 Additional Caverns Moab Completed 10 In Service Total 2009 Potash Debottlenecking and Expansion Projects $28,000 - $38,000 86 $305 Significant Future Productivity Projects Langbeinite Recovery Project East 2011 $40,000 – $60,000 200 $250 2011 HB Solution Mine HB $95,000 - $115,000 175 $600 Well-Defined Attractive Growth Opportunities to Increase Production and Lower Per Ton Costs 2009 Capex budget of $105 to $115 million – $28 to $38 million will be allocated to fund portions of the projects listed below – $45 to $50 million will be allocated to sustaining capital

25 $600 per ton Capex to reopen an existing mine compared to an estimated cost of ~$1,200 per ton for greenfield projects HB expected to be among the lower-cost potash mines in North America – Same proven solar evaporation and solution mining technology as used in Moab – Will share infrastructure with existing Carlsbad operations – Production cost per ton estimated to be $65 to $70 per ton(1) – Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 We anticipate completing the EIS process by Summer 2011 Production planned to begin 12 months after permit approval Total area available to be flooded: 1.3x size of Manhattan HB Potash Solution Mine: Incremental Low Cost Tons Potash Pillar (1) Based on third party feasibility study

26 Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Final Thoughts

Appendix

28 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

29 Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Current Annual Nameplate Capacity in Potash Product Tons Current Annual Effective Capacity in Potash Product Tons Muriate of Potash Solar Moab 1965 Solution 124 180 93 Wendover 1932 Shallow Brine 30 120 93 HB Solution Mine(2) N/A Solution 28 - - Conventional Carlsbad West 1931 Underground 122 510 440 Carlsbad East 1965 Underground 42 390 340 Total Muriate of Potash 1,200 966 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 43 250 210 (1) Based upon reserves as estimated by Agapito Associates in accordance with SEC requirements . (2) The Carlsbad HB Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking effective capacity brings on new low-cost tons

30 $36.2 $55.1 $83.7 $41.4 $43.6 $31.5 40% 57% 62% 60% 49% 43% Q108 Q208 Q308 Q408 Q109 Q209 Select Pro Forma Data $15.9 $31.6 $49.8 $24.3 $25.2 $17.4 Q108 Q208 Q308 Q408 Q109 Q209 Adjusted Pro Forma Net Income (In millions) Pro Forma EBITDA (In millions, except gross margin percentage) $74.2 $99.5 $141.2 $77.3 $88.9 $73.4 Q108 Q208 Q308 Q408 Q109 Q209 $0.26 $0.43 $0.66 $0.30 $0.33 $0.19 Q108 Q208 Q308 Q408 Q109 Q209 Net Sales (In millions) Pro Forma Earnings Per Share (Diluted)

31 Select Operating Data $295 $425 $623 $762 $727 $674 Q108 Q208 Q308 Q408 Q109 Q209 $123 $188 $283 $323 $330 $338 Q108 Q208 Q308 Q408 Q109 Q209 Potash Net Sales Price (Per short ton) Langbeinite Net Sales Price (Per short ton)

Non-GAAP Reconciliation

- We define EBITDA as income from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements to assess:
  - The financial performance of our assets without regard to financing methods, capital structure or historical cost basis
  - Our operating performance and return on capital as compared to other companies in the fertilizer business, without regard to financing or capital structure; and
  - The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities
- Pro forma net income includes the results of the company and its predecessor, as adjusted for stock compensation, interest and income taxes
- EBITDA is calculated and reconciled to income from continuing operations in the table below:

Calculation of Pro Forma EBITDA

	2008				2009	
	Q1	Q2	Q3	Q4	Q1	Q2
Pro Forma Net Income	$19,284	$32,446	$49,719	$22,690	$24,681	$14,436
Add: Income tax expense	12,657	20,580	29,474	13,927	15,196	13,023
Add: Interest expense, including derivatives	1,433	(1,201)	643	2,703	203	(251)
Add: Depreciation, depletion, amortization and accretion	2,790	2,782	3,076	2,087	3,492	4,256
Add: Write-off of term loan bank fee	-	456	-	-	-	-
Add: Impairment Expense	-	-	756	-	-	-
Total adjustments	16,880	22,617	33,949	18,717	18,891	17,028
Pro Forma Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$36,164	$55,063	$83,668	$41,407	$43,572	$31,646

INTREPID POTASH

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33 Historical Quarterly Production and Sales Summary March 31, June 30, September 30, December 31, March 31, June 30, Production volume (in 000 short tons) Potash 224 210 200 201 137 131 Langbeinite 56 58 50 34 42 45 Sales volume (in 000 short tons) Potash 213 213 204 94 99 80 Trio™ 93 47 50 17 38 45 2009 2008

34 Carlsbad Potash Area

35 HB – Potash Mine Flood Area

36 0 200 400 600 800 1,000 1,200 19,033 Low-Cost, Low-Sovereign Risk Expansions Capital Cost Curve for Announced Potash Expansion Projects Capital Costs ($) / ton (1) Incremental Annual Production Capacity (2) MOS / PCS / Intrepid PCS CVRD (Argentina) MagMinerals (Congo) Greenfield Project Greenfield Project Intrepid Greenfield (HB) Intrepid Greenfield (HB) Brownfield Project Brownfield Project Intrepid Brownfield Intrepid Brownfield Notes: (1) Annual KCl producti on per year (2) Thousand tons of KCl Mosaic

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows

- 1976 — St. Paul mine (Congo) (0.8MM tons KCL / yr)
- 1980/1984 — Berezniki 3 mine (1.8MM tons KCL / yr)
- 1988 — PCA (Patience Lake) (0.8MM tons KCL / yr)
- 1996 — Potacan mine (0.8MM tons KCL / yr)
- 2004 — Berezniki I (1.3MM tons KCL / yr)

1976 1980 1984 1988 1992 1996 2000 2004 2009

Mines with Water Inflows
- K2 Mine Esterhazy
- Penobsquis Mine, Sussex

In the 70 plus years of potash mining in the Carlsbad area there has never been a mine lost to flooding or a water incursion due to geologic differences

Mine Closures Due to Depletion

Historical Depleted Mines	Mines Currently With Less than 15 Years Reserve Life
■ Theodore, Amelie, Marie Louis mines in France ■ Pasquasi and San Cataldo mines in Italy ■ Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines ■ Trona, California ■ Several West German / East German mines ■ Horizon-Amax, Wills-Weaver, Saunders in Carlsbad	■ Potash operations at Mosaic's Hersey facility will be discontinued in the 2012 ■ Mosaic, Carlsbad (Potash operations) ■ Boulby, England ■ Soligorsk I, Belarussia ■ Taquari, Brazil

Source: Fertecon, Intrepid Potash, and public filings

INTREPID POTASH

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38 Few Deposits, Fewer Global Producers 2008– MM KCL Equivalent Tons 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralk ali K&S Silvinit ICL China APC Intrepid SQM Vale Compas s (2) (3) (2) (2) Source: Public filings and select country data from IFA (1) Mosaic’s fiscal year ends on May 31. (2) PCS has ownershi p stake. (3) PCS mar kets Intrepid Potas h’s produc ts outside North America. (4) Compass Minerals produc es potassium sulfate (SOP), which does not compete directl y with MOP. Compass Minerals’ SOP is produced both directl y and by reproc essing MOP purchas ed from other producers. Estimated reproc essed production is excl uded from the figures for Compass Minerals. (1) (4) PCS Affiliates BPC Canpotex RoW Intrepid 28.5% 13.4% 23.8% 32.7% Production Share Canpotex BPC 1.5%

39 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Source: IPNI, F ertecon, Intr epid Potash Potash Production (000s Tons KCL Equivalent) North American Production (1) Global Production

40 Fertilizer Use Far Below Recommended Rates 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Application Rate Scientifically Recommended Rate Sourc e: Morgan Stanley, Agricultural Products R esearch, September 4, 2008 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre)

41 Returns for Corn Growers - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying - Land costs are shown as the rental rate of land (opportunity cost) - Corn Farm Price is Dec. futures price minus $0.30 basis - Potash consumption in shown in fertilizer years (2008/2009 included under 2008). Data is estimated for 2008 and 2009 Source: USDA, FERTECON, Intrepid Corn Farm Price Potash (4%) Land (22%) Non-Land Fixed Costs (25%) Other Variab le Cost s (29%) Total Fertilizer (24%) Per Bushel Return Historical Corn Input Costs and Price Potash Consumption $ per bushel Potash Consumption (KCL tons ‘000) 2009 2010 Farm Price 3.28 $ 3.73 $ Gross Margin (0.03) $ 0.11 $ Input Costs Potash 0.12 $ 0.13 $ Total Fertilizer 0.84 $ 0.94 $ Other Variable 0.97 $ 1.08 $ Non-Land 0.81 $ 0.87 $ Land 0.69 $ 0.73 $ Total 3.31 $ 3.62 $ 0 2000 4000 6000 8000 10000 12000 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009F 2010F

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
0-80	Very Low/Low	35%	87.43	$ 185.86	$ 37.62	$ 148.24	$ 4.94
81-130	Medium	13%	43.71	$ 69.03	$ 18.81	$ 50.22	$ 3.67
131-160	High	2%	21.86	$ 10.62	$ 9.41	$ 1.22	$ 1.13
161+	Very High	0%	0.00	-	-	-	-

Soybeans

Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
0-80	Very Low/Low	35%	126.00	$ 138.92	$ 54.22	$ 84.69	$ 2.56
81-130	Medium	13%	63.00	$ 51.60	$ 27.11	$ 24.49	$ 1.90
131-160	High	2%	31.50	$ 7.94	$ 13.56	$ (5.62)	$ 0.59
161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

		2009	
Revenue	$	3.28	
Gross Margin	$	(0.03)	
Input Costs			**% of Total Costs**
Potash	$	0.12	4%
Total Fertilizer	$	0.84	24%
Other Variable	$	0.97	29%
Non-Land	$	0.81	25%
Land	$	0.69	22%
Total	$	3.31	

Input Costs for Corn ($/acre)

		2009	
Revenue	$	531.03	
Gross Margin	$	(4.74)	
Input Costs			**% of Total Costs**
Potash	$	19.80	4%
Total Fertilizer	$	135.86	24%
Other Variable	$	156.41	29%
Non-Land	$	131.92	25%
Land	$	111.58	22%
Total	$	535.77	

ROI assumes 161.9 bu/acre and $3.28/bu for corn, 45 bu/acre yield and $8.82 for soybeans, $525/ton KCL

Input costs for corn use USDA estimate of 161.9 bu/acre for corn

Source: USDA, IPNI, & Intrepid Potash

INTREPID POTASH

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